Exhibit 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

Michael V. Shustek, as Chief Executive Officer of Vestin Group, Inc. (the “Company”), and Lance K. Bradford, as Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. §1350, that

     (1)   the Company's Quarterly Report of Form 10-Q for the quarterly period ended June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the applicable requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

     (2)   the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 12, 2002	/s/ Michael V. Shustek Michael V. Shustek Chief Executive Officer of Vestin Group, Inc.

Dated: August 12, 2002	/s/ Lance K. Bradford Lance K. Bradford Chief Financial Officer of Vestin Group, Inc.